Exhibit 10.1

Execution Version

AMENDMENT NO. 1

Reference is made to the Second Amended and Restated Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of April 29, 2019 among ORCC II FINANCING LLC, as a borrower ("ORCC II Financing" and a "Borrower"), OR LENDING II LLC ("OR Lending II" and a "Borrower" and, collectively with ORCC II Financing, the “Borrowers”); the lenders party thereto (the "Lenders"); GOLDMAN SACHS BANK USA, as syndication agent (in such capacity, the “Syndication Agent”), as sole lead arranger (in such capacity, the “Sole Lead Arranger”) and as administrative agent (in such capacity, the "Administrative Agent"); STATE STREET BANK AND TRUST COMPANY, as collateral administrator and as collateral agent (the "Collateral Agent"); CORTLAND CAPITAL MARKET SERVICES LLC, as collateral custodian (the "Collateral Custodian"); and Owl Rock Capital Corporation II, as the Services Provider (as defined in the Credit Agreement, the “Services Provider”).

In this Amendment No. 1 to the Credit Agreement (the “Amendment”), dated as of July 13, 2021, the Borrowers, the Administrative Agent, the Services Provider and the Lenders signatories hereto, with respect to each such Lender’s Commitment following the execution of (i) that certain Assignment and Assumption Agreement, dated as of July 13, 2021, among MITSUBISHI UFJ TRUST AND BANKING CORPORATION, as assignor, CIBC BANK USA, as assignee, and the Borrowers as consenting parties thereto, and (ii) that certain Assignment and Assumption Agreement, dated as of July 9, 2021, among MITSUBISHI UFJ TRUST AND BANKING CORPORATION, as assignor, GOLDMAN SACHS BANK USA, as assignee, and the Borrowers as consenting parties thereto, hereby acknowledge and agree to certain modifications and waivers of provisions of the Credit Agreement, specifically:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein. This Amendment shall constitute a Transaction Document for all purposes of the Credit Agreement and the other Transaction Documents.

Section 2. Amendments to Credit Agreement. Pursuant to Section 11.5 of the Credit Agreement and subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof (the “Amendment Effective Date”), the Credit Agreement is hereby amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Extension.

(a)	Section 1.1 of the Credit Agreement is hereby amended by restating the definitions of “Reinvestment Period” and “Scheduled Maturity Date” to read in their respective entireties as follows:

“Reinvestment Period” means the period from the Closing Date to and including November 30, 2022; provided that the Reinvestment Period may be extended pursuant to Section 2.1(e)as provided therein.

“Scheduled Maturity Date” means November 30, 2023 (as such date may be extended pursuant to Section 2.1(e)).

(b)	This extension of the Reinvestment Period and Scheduled Maturity Date is made pursuant to Section 2.1(e) of the Credit Agreement.

2.03 Commitment Increase.

Pursuant to Section 2.1(f) of the Credit Agreement, the Borrowers have requested to increase the Class A Commitments to U.S.$333,330,000 and increase the Class B Commitments to U.S.$166,670,000 (such amounts, the “New Commitment Amounts” and the increments of the New Commitment Amounts over the existing Commitments, the “Increased Commitments”). Subject to the satisfaction of the conditions precedent set forth in Section 4 below, (a) the Administrative Agent hereby consents on behalf of the Lenders to such increase, (b) the Increased Amount Date for such increased commitment amounts shall be the Amendment Effective Date, and (c) except as otherwise expressly set forth in the Credit Agreement, all references in the Credit Agreement and the other Transaction Documents to the "Commitments" of the Lenders shall be to the New Commitment Amounts.

2.04 Funding of Increased Commitment.

The Lenders hereby agree to waive Section 2.2 (a) solely for purposes of the making of Loans in respect of the Increased Commitments. Specifically, any Loans to be made by in respect of the Increased Commitments will be made by Goldman Sachs Bank USA, as Lender. The amounts, as of the Increased Amount Date, of each Class A Lender’s Class A Commitment and each Class B Lender’s Class B Commitment are set forth on Annex A hereto.

2.05 Benchmark Replacement Provisions.

(a)	Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:

“Benchmark”: Initially the LIBOR Based Floating Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable alternate benchmark rate.

"Benchmark Replacement" means the sum of (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (1) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Based Floating Rate for syndicated credit facilities denominated in the relevant Specified Currency and (b) the Benchmark Replacement Adjustment.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the LIBOR Based Floating Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (1) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Based Floating Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Based Floating Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the relevant Specified Currency at such time.

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate", the definition of "Interest Period", timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

"Benchmark Replacement Date" means the earlier to occur of the following events with respect to the LIBOR Based Floating Rate:

(a)   in the case of clause (a) or (b) of the definition of "Benchmark Transition Event" the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the LIBOR Administrator permanently or indefinitely ceases to provide the LIBOR Based Floating Rate; or

(b)   in the case of clause (c) of the definition of "Benchmark Transition Event" the date of the public statement or publication of information referenced therein.

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the LIBOR Based Floating Rate:

(a)   a public statement or publication of information by or on behalf of the LIBOR Administrator announcing that such administrator has ceased or will cease to provide the LIBOR Based Floating Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Based Floating Rate;

(b)   a public statement or publication of information by the regulatory supervisor for the LIBOR Administrator, the United States Federal Reserve System, an insolvency official with jurisdiction over the LIBOR Administrator, a resolution authority with jurisdiction over the LIBOR Administrator or a court or an entity with similar insolvency or resolution authority over the LIBOR Administrator, which states that the LIBOR Administrator has ceased or will cease to provide the LIBOR Based Floating Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Based Floating Rate; or

(c)   a public statement or publication of information by the regulatory supervisor for the LIBOR Administrator announcing that the LIBOR Based Floating Rate is no longer representative.

"Benchmark Transition Start Date" means (a) in the case of a Benchmark Transition Event, the earlier of (1) the applicable Benchmark Replacement Date and (2) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Requisite Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Requisite Lenders) and the Lenders.

"Benchmark Unavailability Period" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Based Floating Rate and solely to the extent that the LIBOR Based Floating Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Based Floating Rate for all purposes hereunder in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the LIBOR Based Floating Rate for all purposes hereunder pursuant to Section 2.20.

“Compounded SOFR”: A rate equal to the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for such rate, and conventions for such rate being established by the Administrative Agent in accordance with:

1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that

2)	if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Administrative Agent giving due consideration to any industry-accepted market practice for similar U.S. dollar-denominated collateralized loan obligation securitization transactions at such time.

“Corresponding Tenor”: With respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

"Early Opt-in Election" means the occurrence of:

(a)   (1) a determination by the Administrative Agent or (2) a notification by the Requisite Lenders to the Administrative Agent (with a copy to the Borrower) that the Requisite Lenders have determined that syndicated credit facilities denominated in the relevant Specified Currency being executed at such time, or that include language similar to that contained in Section 2.20 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Based Floating Rate, and

(b)   (1) the election by the Administrative Agent or (2) the election by the Requisite Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Requisite Lenders of written notice of such election to the Administrative Agent.

"FRBNY" means the Federal Reserve Bank of New York

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment”: The spread adjustment, (which may be a positive or negative value or zero) that would apply for derivative transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate”: The rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

"LIBOR Administrator" means the ICE Benchmark Administration (or any other person which takes over the administration of the London interbank offered rate).

"LIBOR Based Floating Rate" the Adjusted USD LIBOR Rate.

"Relevant Governmental Body" means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

"SOFR" means, for any day, the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark, (or a successor administrator) on the FRBNY's website.

"Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(b)	Section 2.13(a) of the Credit Agreement shall be amended by adding the words “or a Benchmark Replacement has been selected” to clause (i) thereof immediately following the words “no longer existed”.

(c)	The Credit Agreement shall be amended by adding the new Section 2.20 below immediately following Section 2.19:

2.20       LIBOR Replacement.

Notwithstanding anything herein to the contrary, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Based Floating Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Requisite Lenders have delivered to the Administrative Agent written notice that such Requisite Lenders accept such amendment. No replacement of the LIBOR Based Floating Rate with a Benchmark Replacement pursuant to this paragraph will occur prior to the applicable Benchmark Transition Start Date. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. The Administrative Agent will promptly notify the Borrowers and the Lenders of (a) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes and (d) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this paragraph including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this paragraph. For the avoidance of doubt, the Administrative Agent must approve the Benchmark Replacement for use under this Agreement and, during any Benchmark Unavailability Period, the replacement rate will be the first alternative set forth in the order below that can be determined as of the Benchmark Replacement Date:.

a)	Term SOFR;

b)	Compounded SOFR;

c)	the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the Corresponding Tenor;

d)	the ISDA Fallback Rate;

e)	the alternate rate of interest that has been determined by the Borrower and agreed to by the Administrative Agent in its reasonable discretion to be the prevailing replacement for the LIBOR Based Floating Rate in U.S. dollar denominated new issue and “reset” collateralized loan obligation securitizations at such time; or

f)	the rate that a plurality of the Collateral Obligations (excluding those that pay a rate based on the LIBOR Based Floating Rate) are currently paying.

2.06. Bail-in Legislation.

(a)	Section 1.1 of the Credit Agreement is hereby amended by restating the definitions of “Bail-In Legislation” and “Write-down and Conversion Powers” to read in their respective entireties as follows:

"Bail-In Legislation" means, (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU (as amended or re-enacted) establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) n relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"Write-down and Conversion Powers" means:

(a)   in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)   in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)   in relation to any other applicable Bail-In Legislation:

(1)   any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(2)   any similar or analogous powers under that Bail-In Legislation.

(b)	Section 1.1 of the Credit Agreement is hereby amended by adding the following defined term thereto in appropriate alphabetical order:

"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(c)	Section 11.25 of the Credit Agreement is hereby amended adding the following text immediately prior to the words “and accepts to be bound” in the first paragraph thereof: “, agrees”.

2.07. GBP LIBOR Replacement.

(a)	Section 1.1 of the Credit Agreement is hereby amended by restating the definition of “Adjusted GBP LIBOR Rate” to read in its entirety as follows:

"Adjusted GBP LIBOR Rate" means, for any Interest Period for a GBP Loan, the rate per annum obtained by dividing:

(a)       Daily Simple SONIA, by

(b)       an amount equal to (1) one minus (2) the Applicable Reserve Requirement,

provided that, notwithstanding the foregoing, the Adjusted GBP LIBOR Rate shall at no time be less than 0.0% per annum.

(b)	Section 1.1 of the Credit Agreement is hereby amended by adding the following defined term thereto in appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Daily Simple SONIA for Pounds Sterling, any payment period for interest calculated with reference to Daily Simple SONIA (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to Daily Simple SONIA, in each case, as of such date.

"Daily Simple SONIA” means, for any day (a “SONIA Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Pounds Sterling, the greater of (i) SONIA for the day (such day “i”) that is five SONIA Business Days prior to (A) if such SONIA Rate Day is an SONIA Business Day, such SONIA Rate Day or (B) if such SONIA Rate Day is not an SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor. If by 5:00 pm (London time) on the second (2nd) SONIA Business Day immediately following any day “i”, the SONIA in respect of such day “i” has not been published on the applicable SONIA Administrator’s Website and a SONIA Replacement Date with respect to the applicable Daily Simple SONIA has not occurred, then the SONIA for such day “i” will be the SONIA as published in respect of the first preceding SONIA Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days. Any change in Daily Simple SONIA due to a change in the applicable SONIA shall be effective from and including the effective date of such change in the SONIA without notice to the Borrowers.

“Floor” means a rate of interest equal to 0%.

“Reference Time” with respect to any setting of the Daily Simple SONIA for Pounds Sterling means three SONIA Business Days prior to (A) if the date of such setting is a SONIA Business Day, such date or (B) if the date of such setting is not a SONIA Business Day, the SONIA Business Day immediately preceding such date.

"SONIA" means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

"SONIA Administrator" means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

"SONIA Administrator’s Website" means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

"SONIA Business Day" means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“SONIA Replacement Date” means the earliest to occur of the following events with respect to Daily Simple SONIA:

(a)   the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of Daily Simple SONIA (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of Daily Simple SONIA (or such component thereof); or

(b)   the first date on which Daily Simple SONIA (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of Daily Simple SONIA (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication and even if any Available Tenor of Daily Simple SONIA (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the SONIA Replacement Date for Daily Simple SONIA occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the SONIA Replacement Date will be deemed to have occurred prior to the Reference Time for Daily Simple SONIA and for such determination and (B) the “SONIA Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to Daily Simple SONIA upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of Daily Simple SONIA (or the published component used in the calculation thereof).

Section 3. Representations and Warranties. Each Borrower represents and warrants to each Lender and each Agent that (a) the representations and warranties set forth in Section 4 of the Credit Agreement, and in each of the other Transaction Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 4 to "this Agreement" included reference to this Amendment (it being agreed that it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made) and (b) no Default or Event of Default has occurred and is continuing or shall exist after giving effect to this Amendment.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall each become effective, as of the Amendment Effective Date, upon the receipt by the Administrative Agent of counterparts of this Amendment executed by the parties hereto.

Section 5. Fees and Expenses. Each Borrower agrees to pay all reasonable fees and expenses of Milbank LLP, special New York counsel for the Administrative Agent, incurred in connection with the preparation and execution of this Amendment.

Section 6. Confirmation of Collateral Documents. Each Borrower (a) confirms its obligations under the Collateral Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Collateral Documents, (c) confirms that its obligations under the Credit Agreement as amended hereby constitute "Secured Obligations" (as defined in the Collateral Documents) and (d) agrees that the Credit Agreement as amended hereby is the Credit Agreement under and for all purposes of the Collateral Documents. Each party, by its execution of this Amendment, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents.

Section 7. Limited Amendment. The amendments and waivers set forth in Section 2 hereof shall be effective only in the specific instances described herein and nothing herein shall be deemed to limit or bar any rights or remedies of any Lender, the Administrative Agent, the Collateral Agent or the Collateral Custodian or to constitute an amendment or waiver of any other term, provision or condition of any of the Transaction Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender, the Administrative Agent, the Collateral Agent or the Collateral Custodian may now have or may in the future have under any of the Transaction Documents. For the avoidance of doubt and without limiting the generality of the foregoing, the parties agree that no other change, amendment or consent with respect to the terms and provisions of any of the Transaction Documents (including without limitation the Appendices, Exhibits and Schedules thereto) is intended or contemplated hereby (which terms and provisions remain unchanged and in full force and effect). Promptly following the execution of this Amendment, each of the Borrowers and the Administrative Agent agree to undertake to execute an amended and restated Credit Agreement and amend and restate any Transaction Documents, as necessary, to reflect the amendments and waivers set forth in Section 2 above.

Section 8. Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ORCC II FINANCING LLC, as a Borrower

By:
Name:
Title:

OR LENDING II LLC, as a Borrower

By:
Name:
Title:

ORCC II Financing LLC - Signature page to Amendment to Credit Agreement

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Class A Lender

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Class B Lender

By:
Name:
Title:

ORCC II Financing LLC - Signature page to Amendment to Credit Agreement

MUFG Securities EMEA plc, as Class A Lender

By:
Name:
Title:

MUFG Securities EMEA plc, as Class B Lender

By:
Name:
Title:

ORCC II Financing LLC - Signature page to Amendment to Credit Agreement

CIBC BANK USA, as Class A Lender

By:
Name:
Title:

ORCC II Financing LLC - Signature page to Amendment to Credit Agreement

OWL ROCK CAPITAL CORPORATION II, as the Services Provider

By:
Name:
Title:

ORCC II Financing LLC - Signature page to Amendment to Credit Agreement

ANNEX A

Lenders and Commitments

Class A Lender	Class A Commitment		Class A Pro Rata Share
Goldman Sachs Bank USA	U.S.$	229,960,000.00	69%
MUFG Securities EMEA plc	U.S.$	53,340,000.00	16%
CIBC Bank USA	U.S.$	50,000,000.00	15%
Totals:	U.S.$	333,300,000.00	100%

Class B Lender	Class B Commitment		Class B Pro Rata Share
Goldman Sachs Bank USA	U.S.$	100,050,000.00	60%
MUFG Securities EMEA plc	U.S.$	66,650,000.00	40%
Totals:	U.S.$	166,700,000.00	100%

ORCC II Financing LLC - Signature page to Amendment to Credit Agreement